Exhibit 99.d.3.xi.

AMENDMENT NO. 11 TO SCHEDULE A

SCHEDULE A

UBS RELATIONSHIP FUNDS

1.                                      UBS Global Securities Relationship Fund

2.                                      UBS-HALO Emerging Markets Equity Relationship Fund

3.                                      UBS International Equity Relationship Fund

4.                                      UBS U.S. Equity Alpha Relationship Fund

5.                                      UBS Cash Management Prime Relationship Fund

6.                                      UBS Credit Bond Relationship Fund

7.                                      UBS Global Corporate Bond Relationship Fund

8.                                      UBS High Yield Relationship Fund

9.                                      UBS Opportunistic Emerging Markets Debt Relationship Fund

10.                               UBS Opportunistic Loan Relationship Fund

11.                               UBS U.S. Treasury Inflation Protected Securities Relationship Fund

This Amendment No. 11 to Schedule A of the Investment Advisory Agreement by and between UBS Relationship Funds and UBS Global Asset Management (Americas) Inc. dated July 1, 2002 has been agreed to as of this 23rd day of July, 2015 by the undersigned.

UBS RELATIONSHIP FUNDS		UBS RELATIONSHIP FUNDS

By:	/s/ Thomas Disbrow	By:	/s/ Tammie Lee
	Name: Thomas Disbrow		Name: Tammie Lee
	Title: Treasurer & Principal Accounting Officer		Title: Vice President & Assistant Secretary

UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.		UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.

By:	/s/ Joseph A. Allessie	By:	/s/ Mark Kemper
	Name: Joseph A. Allessie		Name: Mark Kemper
	Title: Chief Compliance Officer		Title: Managing Director & General Counsel